Sub-Item 77Q1 (a)
Material Amendments to Registrant's Charter
2-34393, 811-1879

               Certificate of Amendment of the Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to
          Exhibit 1(a) to N-14/A Pre-Effective Amendment No. 1, filed on August 8, 2006, accession number 0001035704-06-000530.

               Certificate of Amendment of the Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to
          Exhibit 1(b) to N-14/A Pre-Effective Amendment No. 1, filed on August 8, 2006, accession number 0001035704-06-000530.

               Certificate Redesignating Janus Core Equity Fund is incorporated herein by reference to Exhibit 1(rr) to Post-Effective Amendment No. 119 to Janus Investment Fund's registration statement on Form N-1A, filed on December 19, 2006, accession number 0001035704-06-000830 (File No. 2-34393).

               Certificate of Amendment of the Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to
          Exhibit 1(ss) to Post-Effective Amendment No. 119 to Janus Investment Fund's registration statement on Form N-1A, filed on December 19, 2006, accession number 0001035704-06-000830 (File No. 2-34393).